EXHIBIT 4

                 AGREEMENT AND PLAN OF REORGANIZATION

                  AGREEMENT AND PLAN OF REORGANIZATION dated as of May 9, 2001 (the "Agreement"), between THE DREYFUS/LAUREL FUNDS, INC., a Maryland corporation (the "Company"), on behalf of DREYFUS DISCIPLINED INTERMEDIATE BOND FUND (the "Fund"), and MPAM FUNDS TRUST, an unincorporated Massachusetts business trust (the "Trust"), on behalf of MPAM BOND FUND (the "Acquiring Fund").
                  The parties wish to effect a reorganization described in
Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a "plan of reorganization" within the meaning of the regulations under the Code (the "Regulations"). The reorganization (the "Reorganization") will consist of the transfer of all of the assets of the Fund, in exchange for shares (in classes designated Investor class (the "Investor Shares") and MPAM class (the "MPAM Shares")) of beneficial interest, par value $0.001 per share, of the Acquiring Fund (collectively, the "Acquiring Fund Shares"), and the assumption by the Acquiring Fund of certain liabilities of the Fund and the distribution, after the Closing Date hereinafter referred to, of the Acquiring Fund's MPAM Shares and Investor Shares to the holders of the Fund's Restricted class and Investor class shares of common stock, par value $.001, respectively (together, the "Fund Shares") in liquidation of the Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

                  WHEREAS, the Fund is a diversified series of the Company, a registered open-end management investment company, and the Acquiring Fund is a diversified series of the Trust, a registered open-end management investment company, and the Fund owns securities which are assets of the character in which the Acquiring Fund is permitted to invest;

                  WHEREAS, the Fund is authorized to issue Investor class and Restricted class of shares of common stock, and the Acquiring Fund is authorized to issue both Investor Shares and MPAM Shares of beneficial interest; and



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                  WHEREAS, the Board of the Trust has determined that the
exchange of all of the assets of the Fund and certain liabilities of the Fund for Acquiring Fund Shares, and the assumption of such liabilities is in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund's existing shareholders would not be diluted as a result of this transaction; and

                  WHEREAS, the Board of the Company has determined that the exchange of all of the assets and stated liabilities of the Fund for Acquiring Fund Shares and the assumption of such liabilities by the Acquiring Fund is in the best interests of the Fund and that the interests of the Fund's existing shareholders would not be diluted as a result of this transaction:

                  NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

         1. TRANSFER OF ASSETS OF THE FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND ASSUMPTION OF FUND LIABILITIES AND LIQUIDATION OF THE FUND.

                  1.1 Subject to the requisite approval of the shareholders of the Fund and to the other terms and conditions contained herein:

                              (a) The Fund shall assign, transfer and convey to
the Acquiring Fund at the Closing (as defined in paragraph 3.1) all of the Assets of the Fund (as defined in paragraph 1.2).

                              (b) The Acquiring Fund agrees in exchange therefor
at the Closing (i) to issue and deliver to the Fund the number and classes of full and fractional Acquiring Fund Shares, determined as set forth in paragraph 2.3, and (ii) to assume the Liabilities of the Fund (as defined in paragraph 1.3). In lieu of delivering certificates for the Acquiring Fund Shares, the Acquiring Fund shall credit the Acquiring Fund Shares to the Fund's account on the books of the Acquiring Fund and shall deliver a confirmation thereof to the Fund.

                  1.2 (a) The assets of the Fund to be acquired by the Acquiring Fund (the "Assets") shall consist of all property, including without limitation, all cash, cash equivalents, securities, commodities and futures interests, dividend and interest receivables, claims and rights of action that are owned by the Fund, and any deferred or prepaid expenses shown as Assets on the books of the Fund, on the Closing Date (as defined in paragraph 3.1). The Assets shall be invested at all times through the Closing in a manner that ensures compliance with paragraph 4.1(i).


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                  (b)         The Fund has provided the Acquiring Fund with a
list of all of its property, including all of the Assets, as of the date of execution of this Agreement. The Fund reserves the right to sell any of the Assets in the ordinary course of its business. The Acquiring Fund will, within a reasonable time prior to the Closing Date, furnish the Fund with a list of any Assets on such list that do not conform to the Acquiring Fund's investment objective, policies and restrictions or that the Acquiring Fund otherwise does not desire to hold. The Fund will dispose of such Assets prior to the Closing Date to the extent practicable and to the extent the Fund would not be affected adversely by such a disposition. In addition, if it is determined that the portfolios of the Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Fund, if requested to do so by the Acquiring Fund, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date.

                  1.3 The Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. At the Closing, the Acquiring Fund shall assume all liabilities, debts, obligations, expenses, costs, charges and reserves reflected on an unaudited statement of assets and liabilities of the Fund prepared by The Dreyfus Corporation ("Dreyfus") as of the Valuation Date (as defined in paragraph 2.1) (collectively, the "Liabilities").

                  1.4 Delivery of the Assets shall be made on the Closing Date and shall be delivered to Mellon Bank, N.A., the Acquiring Fund's custodian (the "Custodian"), for the account of the Acquiring Fund, with all securities not in bearer or book-entry form duly endorsed, or accompanied by duly executed separate assignments or stock powers, in proper form for transfer, with signatures guaranteed, and with all necessary stock transfer stamps, sufficient to transfer good and marketable title thereto (including all accrued interest and dividends and rights pertaining thereto) to the Custodian for the account of the Acquiring Fund free and clear of all liens, encumbrances, rights, restrictions and claims. All cash delivered shall be in the form of immediately available funds payable to the order of the Custodian for the account of the Acquiring Fund.

                  1.5 The Fund will pay or cause to be paid to the Acquiring Fund any interest received on or after the Closing Date with respect to Assets transferred to the Acquiring Fund hereunder. The Fund will transfer to the Acquiring Fund any distributions, rights or other assets received by the Fund after the Closing Date as distributions on or with respect to the securities transferred. Such Assets shall be deemed included in Assets transferred to the Acquiring Fund on the Closing Date and shall not be separately valued.


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                  1.6         As soon after the Closing Date as is conveniently
practicable (the "Liquidation Date"), the Fund will liquidate and distribute pro rata in accordance with this paragraph to the Fund's shareholders of record, determined as of the close of business on the Closing Date (the "Fund Shareholders"), the Acquiring Fund Shares of the corresponding class received by the Fund pursuant to paragraph 1.1. For purposes of this Agreement, the Investor class of the Acquiring Fund shall be the "corresponding class" to the Investor class of the Fund, and the MPAM class of the Acquiring Fund shall be the "corresponding class" to the Restricted class of the Fund. Such liquidation and distribution will be accomplished by transferring the Acquiring Fund Shares of each class then credited to the account of the Fund on the books of the Acquiring Fund to open accounts on such books in the names of the Fund Shareholders of the corresponding class and representing the respective pro rata number of full and fractional Acquiring Fund Shares of such class to which each such Fund Shareholder is entitled. For these purposes, a Fund Shareholder shall be entitled to receive, with respect to each Fund Share of a class held by such shareholder, that number of full and fractional Acquiring Fund Shares of the corresponding class equal to the net asset value of a Fund Share as of the Valuation Date (determined in accordance with paragraph 2.1) divided by the net asset value of one Acquiring Fund Share of the same class, as of the Valuation Date (determined in accordance with paragraph 2.2). All issued and outstanding shares of the Acquired Fund will be canceled on the books of the Fund simultaneously with the distribution of Acquiring Fund Shares to former holders of Fund Shares.

                  1.7 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Shares of the Acquiring Fund will be issued in the manner described in the Acquiring Fund's current prospectus and statement of additional information.

                  1.8 Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquiring Fund Shares on the books of the Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

                  1.9 Any reporting responsibility of the Fund is and shall remain the responsibility of the Fund up to and including the Closing Date and such later date on which the Fund's existence is terminated.


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         2.       VALUATION.

                  2.1 The value of the Assets and the amount of the Liabilities, the amount thereof attributable to each class of Fund Shares, and the net asset value of a Fund Share of each respective class, each shall be computed as of the close of trading on the floor of the New York Stock Exchange ("NYSE") (currently, 4:00 p.m., New York time), except that options and futures contracts will be valued 15 minutes after the close of trading on the floor of the NYSE, on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Company's Articles of Incorporation, as the same may have been amended (the "Articles"), and the Fund's then-current prospectus or statement of additional information.

                  2.2 The net asset value of an Acquiring Fund Share of each respective class shall be the net asset value per share computed as of the Valuation Date, using the valuation procedures set forth in the Trust's Amended and Restated Agreement and Declaration of Trust dated June 5, 2000 (the "Declaration of Trust") and the Acquiring Fund's then-current prospectus or statement of additional information.

                  2.3 The number of Acquiring Fund Shares of Investor class and MPAM class (including fractional shares, if any), respectively, to be issued in exchange for the Fund's net assets shall be determined by dividing the value of the aggregate net assets attributable to the corresponding class of the Fund, using the valuation procedures referred to in paragraph 2.1, by the net asset value of one share of Investor class and MPAM class of the Acquiring Fund, respectively, determined in accordance with paragraph 2.2.

                  2.4 All computations and calculations of value shall be made by Dreyfus in accordance with its regular practices as fund accountant for the Fund and the Acquiring Fund, respectively.


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         3.       CLOSING AND CLOSING DATE.

                  3.1 Consummation of the Reorganization and related acts (the "Closing") shall occur on October 1, 2001 or such other date as to which the parties may mutually agree (the "Closing Date"). All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be held at 4:30 p.m., New York time, at the offices of Dreyfus, 200 Park Avenue, New York, New York, or such other time and/or place as the parties may mutually agree.

                  3.2 The Fund shall deliver to the Acquiring Fund at the Closing a statement of assets and liabilities, including a schedule of the Assets setting forth for all portfolio securities thereon their adjusted tax basis and holding period by lot, as of the Closing, certified by the Company's Treasurer or Assistant Treasurer. The Custodian shall deliver at the Closing a certificate of an authorized officer stating that the Assets have been presented for examination to the Acquiring Fund prior to the Closing Date and have been delivered in proper form to the Acquiring Fund.

                  3.3 If on the Valuation Date (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Fund shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

                  3.4 The transfer agent for the Fund shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Fund Shareholders and the number and percentage ownership of outstanding Fund shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Company, or provide evidence satisfactory to the Fund that such Acquiring Fund Shares have been credited to the Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, receipts or other documents as such other party or its counsel may reasonably request.

         4.       REPRESENTATIONS AND WARRANTIES.

                  4.1 The Company represents and warrants to the Trust as follows:

                              (a) The Fund is a duly established and designated
series of the Company, a corporation duly organized and validly existing and in good standing under the laws of State of Maryland, and has power to own all of its properties and Assets and to carry out this Agreement.


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                              (b) The Company is registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified, management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

                              (c) The Fund is not, and the execution, delivery
and performance of this Agreement will not result, in material violation of the Company's Articles, or its Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Fund is a party or by which it is bound.

                              (d) The Fund has no material contracts or other
commitments outstanding (other than this Agreement) which will be terminated with liability to it on or prior to the Closing Date.

                              (e) No litigation or administrative proceeding or
investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Fund or any of its properties or Assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Fund knows of no facts which might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

                              (f) The Statements of Assets and Liabilities of
the Fund at October 31, 2000, October 31, 1999, and October 31, 1998, have been audited by KPMG LLP, independent auditors, and are in accordance with generally accepted accounting principles, consistently applied, and such statements (copies of which have been furnished to the Trust) fairly reflect the financial condition of the Fund as of such dates, and there are no known contingent liabilities of the Fund as of such dates not disclosed therein.

                              (g) Since October 31, 2000, there has not been any
material adverse change in the Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed on the statement of assets and liabilities referred to in Section 1.3 hereof.

                              (h) At the Closing Date, all Federal and other tax
returns and reports of the Fund required by law to have been filed by such dates shall have been filed, and all Federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Company's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.


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                              (i) The Fund is a "fund" as defined in section
851(g)(2) of the Code; for each taxable year of its operation, the Fund met all the requirements of Subchapter M of the Code ("Subchapter M") for qualification and treatment as a "regulated investment company"; it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M did not apply to it.

                              (j) The Liabilities were incurred by the Fund in
the ordinary course of its business.

                              (k) The Fund is not under the jurisdiction of a
court in a proceeding under Title 11 of the United States Code or similar case within the meaning of section 368(a)(3)(A) of the Code.

                              (l) Not more than 25% of the value of the Fund's
total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers.

                              (m) The Fund will be terminated as soon as
reasonably practicable after the Reorganization, but in all events within six months after the Closing Date.

                              (n) All issued and outstanding shares of the Fund
are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Fund. All of the issued and outstanding shares of the Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in paragraph 3.4. The Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Fund's shares, nor is there outstanding any security convertible into any of the Fund's shares.

                              (o) On the Closing Date, the Fund will have full
right, power and authority to sell, assign, transfer and deliver the Assets to be transferred by it hereunder.


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                              (p) The execution, delivery and performance of
this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Company's Board and, subject to the approval of the Fund Shareholders, this Agreement will constitute the valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

                              (q) The proxy statement of the Fund (the "Proxy
Statement"), included in the Registration Statement referred to in paragraph 5.5 (other than information therein that has been furnished by the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

                  4.2 The Trust represents and warrants to the Company as follows:

                              (a) The Acquiring Fund is a duly established and
designated series of the Trust, an unincorporated business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts, and has power to carry on its business as it is now being conducted and to carry out this Agreement.

                              (b) The Trust is registered under the 1940 Act as
an open-end, diversified management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

                              (c) The current prospectus and statement of
additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

                              (d) The Acquiring Fund is not, and the execution,
delivery and performance of this Agreement will not result, in material violation of the Declaration of Trust or its Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which it is bound.



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                              (e) No litigation or administrative proceeding or
investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

                              (f) The Statement of Assets and Liabilities of the
Acquiring Fund as of September 1, 2000 has been audited by KPMG LLP, independent auditors, and is in accordance with generally accepted accounting principles, consistently applied, and such statement (a copy of which has been furnished to the Fund) fairly reflects the financial condition of the Acquiring Fund as of such date.

                              (g) Since September 1, 2000 there has not been any
material adverse change in the Acquiring Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as disclosed on the Statement of Assets and Liabilities referred to in Section 4.2(f) hereof.

                              (h) At the Closing Date, all Federal and other tax
returns and reports of the Acquiring Fund required by law then to be filed shall have been filed, and all Federal and other taxes shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof.

                              (i) The Acquiring Fund is a "fund" as defined in
section 851(g)(2) of the Code; for each taxable year of its operation, the Acquiring Fund met all the requirements of Subchapter M for qualification and treatment as a regulated investment company; it will continue to meet all such requirements for its taxable year that includes the Closing Date; and it has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M did not apply to it.

                              (j) No consideration other than the Acquiring Fund
Shares (and the Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization.


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                              (k) The Acquiring Fund has no plan or intention to
issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to the Acquiring Fund, have any plan or intention to redeem or otherwise reacquire any Acquiring Fund Shares issued to the Fund Shareholders pursuant to the Reorganization, other than through redemptions arising in the ordinary course of that business.

                              (l) The Acquiring Fund (i) will, after the
Reorganization, continue the "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) that the Fund conducted before the Reorganization, (ii) has no plan or intention to sell or otherwise dispose of, within one year after the Closing Date, more than one-third (1/3) of the Assets by value, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a regulated investment company, and (iii) will use a significant portion of the Fund's "historic business" (within the meaning of section 1.368-1(d)(3) of the Regulations) assets in that business.

                              (m) There is no plan or intention for the
Acquiring Fund to be dissolved or merged into another corporation or business trust or any "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization.

                              (n) Immediately after the Reorganization (i) not
more than 25% of the value of the Acquiring Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (ii) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers.

                              (o) The Acquiring Fund does not own, directly or
indirectly, nor on the Closing Date will it own, directly or indirectly, nor has it owned, directly or indirectly, at any time during the past five years, any shares of the Fund.
                              (p) All issued and outstanding shares of the
Acquiring Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares.


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                              (q) The execution, delivery and performance of
this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trust's Trustees and Acquiring Fund shareholders, and this Agreement will constitute the valid and legally binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general principles of equity and the discretion of the court (regardless of whether the enforceability is considered in a proceeding in equity or at law).

                              (r) The Proxy Statement included in the
Registration Statement (only insofar as it relates to the Acquiring Fund and is based on information furnished by the Acquiring Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

         5.       COVENANTS OF THE ACQUIRING FUND AND THE FUND.

                  5.1 The Acquiring Fund and the Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include payment of customary dividends and distributions.

                  5.2 The Company will call a meeting of the Fund Shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

                  5.3 Subject to the provisions of this Agreement, the Acquiring Fund and the Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                  5.4 As promptly as practicable, but in any case within sixty days after the Closing Date, the Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Fund for Federal income tax purposes which will be carried over to the Acquiring Fund as a result of Section 381 of the Code and which will be certified by the Company's President or its Vice President and Treasurer.


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

                  5.5 The Company will provide the Acquiring Fund with information reasonably necessary for the preparation of a prospectus (the "Prospectus") which will include the Proxy Statement, referred to in paragraph 4.1(q), all to be included in a Registration Statement on Form N-14 of the Acquiring Fund (the "Registration Statement"), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act in connection with the meeting of the Fund Shareholders to consider approval of this Agreement and the transactions contemplated herein.

                  5.6 The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

                  5.7 The Acquiring Fund and the Fund shall cooperate in the preparation and filing as promptly as practicable with the Commission of an application, in form and substance reasonably satisfactory to their counsel, for exemptive relief from the provisions of Section 17 of the 1940 Act, and from any other provision of the 1940 Act deemed necessary or advisable by such counsel, to permit consummation of the Reorganization as contemplated herein (the "Exemptive Application"). The Acquiring Fund and the Fund shall use all reasonable efforts to obtain the relief requested by the Exemptive Application.

         6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

                  The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

                  6.1 All representations and warranties of the Company on behalf of the Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  6.2 The Fund shall have delivered to the Acquiring Fund the statement of the Fund's assets and liabilities referred to in paragraph

1.3, together with the schedule of the Fund's portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Company.


                  6.3 The Company shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by the Company's President or Vice President and its Treasurer, in form and substance satisfactory to the Acquiring Fund, to the effect that the representations and warranties of the Company made in this Agreement on behalf of the Fund are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request.

         7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE FUND.

                  The obligations of the Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

                  7.1 All representations and warranties of the Trust on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  7.2 The Acquiring Fund shall have delivered to the Fund on the Closing Date a certificate executed in its name by the Trust's President or Vice President and its Treasurer, in form and substance reasonably satisfactory to the Fund, to the effect that the representations and warranties of the Trust made in this Agreement on behalf of the Acquiring Fund are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Fund shall reasonably request.

         8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE FUND.

                  If any of the conditions set forth below does not exist on or before the Closing Date with respect to the Fund or the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

                  8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Fund in accordance with the provisions of the Company's Articles.

                  8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

                  8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by the Acquiring Fund or the Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Fund, provided that either party hereto may for itself waive any of such conditions.

                  8.4 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

                  8.5 The relief requested by the Exemptive Application shall have been granted in form and substance reasonably satisfactory to the counsel for the Acquiring Fund and the Fund.

                  8.6 The Fund shall have declared a dividend or dividends which, together with all previous dividends, shall have the effect of distributing to the Fund's shareholders all of the Fund's investment company taxable income for all taxable years or periods ending on or prior to the Closing Date (computed without regard to any deduction for dividends paid); the excess of its interest income excludable from gross income under Section 103(a) of the Code over its disallowed deductions under Sections 265 and 171(a)(2) of the Code, for all taxable years or periods ending on or prior to the Closing Date; and all of its net capital gain realized in all taxable years ending on or prior to the Closing Date (after reduction for any capital loss carry forward).

                  8.7 The parties shall have received an opinion ("Tax Opinion") of Kirkpatrick & Lockhart LLP ("Counsel") substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for Federal income tax purposes:

                              (a) The transfer of all or substantially all of
the Assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities, followed by the Fund's distribution of those shares pro rata to the Fund Shareholders constructively in exchange for their Fund Shares, will qualify as a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and each of the Fund and the Acquiring Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code; (b) the Acquiring Fund will recognize no gain or loss on its receipt of the Assets of the Fund in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities; (c) the Fund will recognize no gain or loss on the transfer of the Assets to the Acquiring Fund in exchange solely for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities or on the distribution (whether actual or constructive) of the Acquiring Fund Shares to Fund Shareholders in exchange for their shares; (d) a Fund Shareholder will recognize no gain or loss on the actual or constructive exchange of all its Fund Shares solely for Acquiring Fund Shares pursuant to the Reorganization; (e) the aggregate tax basis in the Acquiring Fund Shares received by each Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis in the Fund Shares such shareholder exchanges for those Acquiring Fund Shares, and the holding period of the Acquiring Fund Shares to be received by each Fund Shareholder will include the period during which the Fund Shares exchanged therefor were held by such shareholder (provided the Fund Shares were held as capital assets on the Closing Date); and (f) the tax basis of the Assets acquired by the Acquiring Fund will be the same as the tax basis of such Assets to the Fund immediately prior to the Reorganization, and the holding period of the Assets of the Fund in the hands of the Acquiring Fund will include the period during which those Assets were held by the Fund.

                  In rendering the Tax Opinion, Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Counsel may treat as representations and warranties made to it, and in separate letters addressed to Counsel and the certificates delivered pursuant to paragraphs 6.3 and 7.2.

                  Notwithstanding the foregoing, the Tax Opinion will state that no opinion is expressed as to the effect of the Reorganization on the Fund or the Acquiring Fund or any Fund Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for Federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

         9.       TERMINATION OF AGREEMENT; EXPENSES.

                  9.1 This Agreement and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of the Company or of the Trust, as the case may be, at any time prior to the Closing Date (and notwithstanding any vote of the Fund's shareholders) if circumstances develop that, in the opinion of either of the parties' Board, make proceeding with the Reorganization inadvisable.

                  9.2 If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to the provisions of this Section 9, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or the Trustees, Directors, officers or shareholders of the Trust or of the Company, as the case may be, in respect of this Agreement, other than as provided in paragraph 9.3.

                  9.3 The Fund and the Acquiring Fund shall bear the aggregate expenses of the transactions contemplated hereby in proportion to their respective net assets as of the Closing Date or, if this Agreement is terminated or the Reorganization contemplated hereby is abandoned prior to the Closing Date, as of the date of such termination or abandonment.

         10.      WAIVER.

                  At any time prior to the Closing Date, any of the conditions described in Articles 6, 7 and 8 may be waived by the Board of the Trust or of the Company if, respectively, in the judgment of either, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of the Acquiring Fund or of the Fund, as the case may be.

         11.      MISCELLANEOUS.

                  11.1 None of the representations and warranties included or provided for herein shall survive consummation of the transactions contemplated hereby.


                  11.2 This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them relating to the subject matter hereof. Neither party shall be bound by any condition, definition, warranty or representation, other than as set forth or provided in this Agreement or as may be, on or subsequent to the date hereof, set forth in a writing signed by the party to be bound thereby.

                  11.3 This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws; provided, however, that the due authorization, execution and delivery of this Agreement by the Acquiring Fund and the Fund shall be governed and construed, respectively, in accordance with the internal laws of The Commonwealth of Massachusetts and the State of Maryland, in each case without giving effect to principles of conflict of laws; provided that, in the case of any conflict between such laws and the Federal securities laws, the latter shall govern.

                  11.4 This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original.

                  11.5 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                  11.6 (a) References herein to the "MPAM Funds Trust" or its Trustees refer, respectively, to the Trust and its Trustees, not individually or personally, but as acting from time to time under the Declaration of Trust, a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of the Trust entered into in the name or on behalf of the Acquiring Fund, its representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the other series of the Trust, or on the shareholders or representatives of the Acquiring Fund personally, but bind only the Acquiring Fund's property; and all persons dealing with the Acquiring Fund must look solely to the Acquiring Fund's property for the enforcement of any claims against the Acquiring Fund.

                              (b) The obligations of the Company entered into in
the name or on behalf of the Fund, its representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the other series of the Company, or on the shareholders or representatives of the Fund personally, but bind only the Fund's property; and all persons dealing with any class of shares of the Fund must look solely to the Fund's property belonging to such class for the enforcement of any claims against the Fund.

                  11.7 Any references in this Agreement to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the Fund shall be deemed references to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the Company on behalf of the Fund.

                  11.8 Any references in this Agreement to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the Acquiring Fund shall be deemed references to actions taken, deliveries by or to, representations and warranties made by or to, or obligations of, the Trust on behalf of the Acquiring Fund.

                  IN WITNESS WHEREOF, the Trust and the Company have caused this Agreement and Plan of Reorganization to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

THE DREYFUS / LAUREL FUNDS, INC.,
on behalf of Dreyfus Disciplined Intermediate Bond Fund



By:      /s/ Stephen E. Canter,
         --------------------------------------
         Stephen E. Canter,
         President



ATTEST:           /s/ Steven F. Newman,
                  ----------------------
                  Steven F. Newman,
                  Secretary




MPAM FUNDS TRUST, on behalf of MPAM Bond Fund




By:      /s/ David F. Lamere,
         --------------------------------------
         David F. Lamere,
         President



ATTEST:           /s/ Jeff Prusnofsky,
                  ----------------------
                  Jeff Prusnofsky,
                  Secretary